RESEARCH FRONTIERS LICENSES ADVNANOTECH TO OFFER
SPD-SMARTGLASS ARCHITECTURAL AND AUTOMOTIVE PRODUCTS IN RUSSIA

Woodbury, NY, USA and Moscow, Russia. March 11, 2013 – Advnanotech LLC has acquired a license from Research Frontiers Inc. (Nasdaq: REFR), the developer and licensor of patented SPD-Smart light-control film technology. The non-exclusive license grants Advnanotech the right to manufacture and sell SPD-Smart architectural and automotive products in Russia.

The license provides for a 15% royalty to Research Frontiers on sales of licensed SPD-Smart products including architectural windows, doors, skylights and partitions, and automotive sunroofs and side and rear window panes. The minimum annual royalties and other fees and license terms were not disclosed.

SPD-Smart technology is the world's fastest-switching variably tintable dynamic glazing technology. It is the only smart glass technology that gives users the ability to instantly and precisely control the level of shading to any point between very dark and clear. This provides exceptional control over solar energy while also adding to user comfort and protecting interiors. Available in both glass and lightweight polycarbonate substrates, SPD-Smart products are laminated glazings that offer a distinctive combination of energy efficiency and security, can be controlled manually or automatically, and are available in custom sizes and fabrications for original equipment, new construction, replacement and retrofit projects. SPD-SmartGlass is currently being used in the automotive, architectural, aircraft and marine industries.

“SPD-SmartGlass is an extraordinary innovation that uniquely addresses shading, privacy and security requirements in buildings and vehicles,” said Vladimir Chuvaev, CEO and Founder of Advnanotech. “Advnanotech is a glass fabrication company with experience in the production of electroluminescent panels and liquid crystal products. We have a network of representatives in Russia working closely with our customers, which include government agencies and construction companies. Our customers have shown strong interest in SPD-SmartGlass for both architectural and automotive applications, and we see substantial sales potential in our region.”

Joseph M. Harary, President and CEO of Research Frontiers, commented: “We welcome the team at Advnanotech to the SPD industry. Sales of SPD-Smart products are leading to increasing visibility and global awareness of SPD technology and its performance advantages, and Advnanotech is well-positioned to offer SPD-Smart architectural and automotive products. As recent events have shown, we have received strong interest from the Russian market and look forward to Advnanotech’s success there.”

For information about Advnanotech, please visit their website or contact:

Vladimir Chuvaev
CEO
Advnanotech LLC
Moscow, Russia
+7 8(495)798-46-16
Email: info@advnanotech.ru

For further information about SPD-Smart light-control technology, Research Frontiers and its licensees please visit www.SmartGlass.com or follow us on our Twitter and Facebook sites.

For inquiries, to arrange a presentation, or to visit the Research Frontiers Design Center, contact:

Gregory M. Sottile, Ph.D.
Director of Market Development
Research Frontiers Inc.
Info@SmartGlass.com
+1-516-364-1902

About Research Frontiers Inc.

Research Frontiers is the developer of SPD-Smart light-control technology which allows users to instantly, precisely and uniformly control the shading of glass or plastic, either manually or automatically. Research Frontiers has built an infrastructure of over 40 licensed companies that collectively are capable of serving the growing global demand for smart glass products in automobiles, homes, buildings, aircraft and boats.

Note: From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward-looking statements. Actual results could differ and are not guaranteed. Any forward-looking statements should be considered accordingly. "SPD-Smart" and "SPD-SmartGlass" are trademarks of Research Frontiers Inc.

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